Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Brad Shepherd, Director, Investor Relations
(617) 796-8234

Senior Housing Properties Trust Announces Third Quarter 2016 Results

Third Quarter Net Income of $0.12 Per Share

Third Quarter Normalized FFO of $0.45 Per Share

Newton, MA (November 4, 2016):  Senior Housing Properties Trust (Nasdaq: SNH) today announced its financial results for the three and nine months ended September 30, 2016.

“During the third quarter we continued to focus on managing our portfolio and balance sheet,” said David Hegarty, President and Chief Operating Officer. “We sold $20.4 million of properties during the quarter; subsequent to the quarter end, we acquired a MOB for $18.5 million and agreed to acquire two assisted living communities for $18.6 million. In July 2016, we completed $620.0 million of secured financing at an attractive 10 year, interest only rate of 3.53% per annum.”

Results for the Quarter Ended September 30, 2016:

Net income was $27.9 million, or $0.12 per diluted share, for the quarter ended September 30, 2016, compared to $38.2 million, or $0.16 per diluted share, for the quarter ended September 30, 2015, which represents a decrease of $0.04 per diluted share. The decline in net income per diluted share for the quarter ended September 30, 2016 compared to the quarter ended September 30, 2015 primarily resulted from an increase in interest expense of approximately $4.4 million, or $0.02 per diluted share, and non-cash impairment of asset charges of approximately $4.6 million, or $0.02 per diluted share, recorded during the three months ended September 30, 2016.

Normalized funds from operations, or Normalized FFO, were $105.7 million, or $0.45 per diluted share, for the quarter ended September 30, 2016, compared to $108.9 million, or $0.46 per diluted share, for the quarter ended September 30, 2015, which represents a decrease of $0.01 per diluted share.  The decrease of $0.01 from the comparison period is primarily attributable to increased interest expense of $0.02 per diluted share.

Cash basis net operating income, or Cash Basis NOI, was $154.9 million for the quarter ended September 30, 2016, compared to $151.8 million for the quarter ended September 30, 2015, which represents an increase of 2.1%. Contributions to the increase in Cash Basis NOI include $2.5 million from acquisitions and $0.6 million of increases at the same properties over the comparison period.

Reconciliations of net income determined in accordance with U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, and Normalized FFO for the quarters ended September 30, 2016 and 2015 appear later in this press release. Reconciliations of net operating income, or NOI, and Cash Basis NOI to net income determined in accordance with GAAP for the quarters ended September 30, 2016 and 2015 also appear later in this press release. In addition, calculations and reconciliations of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI by SNH’s operating segments for the quarters ended September 30, 2016 and 2015 appear later in this press release.

Results for the Nine Months Ended September 30, 2016:

Net income was $98.4 million, or $0.41 per diluted share, for the nine months ended September 30, 2016, compared to $114.4 million, or $0.49 per diluted share, for the nine months ended September 30, 2015, which represents a decrease of $0.08 per diluted share. The decline in net income per diluted share for the nine months ended September 30, 2016 primarily resulted from non-cash impairment of asset charges of $16.9 million, or $0.07 per diluted share, recorded during the nine months ended September 30, 2016, as well as an increase in interest expense of approximately $11.0 million, or $0.03 per diluted share, partially offset by a gain on sale of $4.1 million, or $0.02 per diluted share, recorded during the nine months ended September 30, 2016, related to the sale of one skilled nursing facility in June 2016.

Normalized FFO were $327.7 million, or $1.38 per diluted share, for the nine months ended September 30, 2016, compared to $309.1 million, or $1.34 per diluted share, for the nine months ended September 30, 2015, which represents an increase of $0.04 per diluted share.  The increase of $0.04 per diluted share from the comparison period is primarily attributable to acquisitions, partially offset by increased interest expense of $0.03 per diluted share.

Cash Basis NOI was $466.9 million for the nine months ended September 30, 2016, compared to $437.0 million for the nine months ended September 30, 2015, which represents an increase of 6.8%. Contributions to the increase in Cash Basis NOI include $24.0 million from acquisitions and $5.9 million of increases at the same properties over the comparison period.

Reconciliations of net income determined in accordance with GAAP to FFO and Normalized FFO for the nine months ended September 30, 2016 and 2015 appear later in this press release. Reconciliations of NOI and Cash Basis NOI to net income determined in accordance with GAAP for the nine months ended September 30, 2016 and 2015 also appear later in this press release. In addition, calculations and reconciliations of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI by SNH’s operating segments for the nine months ended September 30, 2016 and 2015 appear later in this press release.

Portfolio Operating Results:

For the quarter ended September 30, 2016, same property Cash Basis NOI increased 0.4% and same property NOI decreased 0.2% compared to the quarter ended September 30, 2015.

For the quarter ended September 30, 2016, 41.0% of SNH’s NOI came from 119 properties leased to medical providers, medical related businesses, clinics and biotech laboratory tenants, or MOBs, with 11.4 million leasable square feet.  SNH’s MOB same property Cash Basis NOI increased 0.2% and same property NOI decreased 0.6% for the quarter ended September 30, 2016 compared to the quarter ended September 30, 2015. As of September 30, 2016, 95.9% of SNH’s MOB square feet were leased compared to 96.0% as of September 30, 2015. Same property occupancy at SNH’s MOBs was 96.3% as of September 30, 2016 and June 30, 2016, compared to 96.0% as of September 30, 2015.

For the quarter ended September 30, 2016, 41.4% of SNH’s NOI came from 234 triple net leased senior living communities with 26,094 living units. Same property Cash Basis NOI and same property NOI from triple net leased senior living communities increased 1.9% and 1.3%, respectively, for the quarter ended September 30, 2016 compared to the quarter ended September 30, 2015.  Occupancy at triple net leased senior living communities decreased to 85.3% for the most recently available 12-month period, compared to 85.8% for the comparable period last year(1). Same property occupancy at triple net leased senior living communities decreased to 85.2% for the most recently available 12-month period, compared to 85.8% for the comparable period last year(1).

For the quarter ended September 30, 2016, 14.8% of SNH's NOI came from 68 managed senior living communities with 8,797 living units. Same property Cash Basis NOI and same property NOI from managed senior living communities each decreased 2.9% for the quarter ended September 30, 2016 compared to the quarter ended September 30, 2015. Occupancy at managed senior living communities was 86.7% for the quarter ended September 30, 2016, compared to 87.7% for the comparable period last year. Same property occupancy at managed senior living communities owned continuously since July 1, 2015 was 87.2% for the quarter ended September 30, 2016 compared to 87.1% for the quarter ended June 30, 2016 and 87.8% for the quarter ended September 30, 2015. Same property average monthly rates increased 1.4% to $4,229 for the quarter ended September 30, 2016 compared to the quarter ended September 30, 2015.

________________________________________________________________________________________________________________________
(1) Occupancy ratios for triple net leased senior living communities are based upon operating results provided by SNH’s tenants, and this information is usually provided to SNH three months after the end of a fiscal quarter end. As a result, occupancy ratios presented for triple net leased senior living communities are for the 12 months ended June 30, 2016 and 2015.  SNH has not independently verified tenant operating data.

Acquisition Activities:

In October 2016, SNH acquired one MOB for approximately $18.5 million, excluding closing costs. This MOB contains approximately 96,000 square feet, is located in Ohio and has a remaining lease term of approximately 14 years.

In September 2016, SNH entered into an agreement to acquire two senior living communities with a combined 126 living units located in Illinois for approximately $18.6 million, excluding closing costs. SNH expects to acquire these communities in the fourth quarter of 2016. If these communities are acquired, SNH expects to lease these communities to Five Star Quality Care Inc., or Five Star, and that these communities will be added to one of SNH's existing master leases with Five Star.

During the quarter ended September 30, 2016, SNH spent approximately $5.3 million on capital investments that will generate additional rent under its existing senior living communities’ leases.

Disposition Activities:

In July 2016, SNH sold four MOBs located in Oklahoma for approximately $20.2 million, excluding closing costs.  In September 2016, SNH sold one skilled nursing facility located in Wisconsin for approximately $0.2 million, excluding closing costs. As of September 30, 2016, one MOB located in Pennsylvania and a former memory care building at a senior living community located in Florida were classified as held for sale.

Financing Activities:

In July 2016, SNH entered into loan agreements and obtained an aggregate $620.0 million secured debt financing. These loans are secured by one MOB (two buildings), located in Massachusetts, and mature in August 2026. The loans carry a weighted average fixed annual interest rate of 3.53%. SNH used the proceeds from these loans to repay in part the then outstanding amount under its unsecured revolving credit facility and for general business purposes.

In July 2016, SNH prepaid, at par plus accrued interest, a mortgage note encumbering one property which had a maturity date in November 2016, an outstanding principal balance of approximately $11.9 million and an annual interest rate of 6.25%. In September 2016, SNH prepaid, at par plus accrued interest, mortgage notes encumbering two properties which had maturity dates in November 2016, an aggregate outstanding principal balance of approximately $80.0 million and a weighted average annual interest rate of 5.92%. In October 2016, SNH prepaid, at par plus prepayment premiums and accrued interest, mortgage notes encumbering eight properties which had maturity dates in May 2017, an aggregate outstanding principal balance of approximately $42.5 million and a weighted average annual interest rate of 6.54%. In October 2016, SNH gave notice of its intention to prepay, at par plus accrued interest, a mortgage note encumbering one property which has a maturity date in March 2017, an outstanding principal balance of $5.4 million and an annual interest rate of 5.86%; SNH expects to make this prepayment in December 2016.

Conference Call:

On Friday, November 4, 2016, at 10:00 a.m. Eastern Time, David J. Hegarty, President and Chief Operating Officer, and Richard W. Siedel, Jr., Chief Financial Officer and Treasurer, will host a conference call to discuss the third quarter 2016 financial results.  The conference call telephone number is (877) 329-4297. Participants calling from outside the United States and Canada should dial (412) 317-5435. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time on Friday, November 11, 2016. To hear the replay, dial (412) 317-0088. The replay pass code is 10092984.

A live audio webcast of the conference call will also be available in a listen only mode on the company’s website, which is located at www.snhreit.com. Participants wanting to access the webcast should visit the company’s website about five minutes before the call. The archived webcast will be available for replay on the company’s website after the call.  The transcription, recording and retransmission in any way of SNH’s third quarter 2016 conference call are strictly prohibited without the prior written consent of SNH.

Supplemental Data:

A copy of SNH’s Third Quarter 2016 Supplemental Operating and Financial Data is available for download at SNH’s website, www.snhreit.com.  SNH’s website is not incorporated as part of this press release.

SNH is a real estate investment trust, or REIT, which owns senior living communities, medical office buildings and wellness centers throughout the United States. SNH is managed by the operating subsidiary of The RMR Group Inc. (Nasdaq: RMR), an alternative asset management company that is headquartered in Newton, MA.

Please see the pages attached hereto for a more detailed statement of SNH’s operating results and financial condition, and for an explanation of SNH’s calculation of FFO, Normalized FFO, NOI and Cash Basis NOI.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER SNH USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, "WILL", “MAY” AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, SNH IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON SNH’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY SNH’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE:

•
SNH HAS AGREED TO ACQUIRE TWO SENIOR LIVING COMMUNITIES LOCATED IN ILLINOIS AND EXPECTS THE CLOSING TO OCCUR IN THE FOURTH QUARTER OF 2016. IF THESE ACQUISITIONS ARE COMPLETED, SNH EXPECTS THAT IT WILL LEASE THESE COMMUNITIES TO FIVE STAR. THIS TRANSACTION IS SUBJECT TO CONDITIONS. AS A RESULT, THESE ACQUISITIONS AND LEASING ARRANGEMENTS MAY NOT OCCUR, MAY BE DELAYED OR THE TERMS MAY CHANGE.

THE INFORMATION CONTAINED IN SNH’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER “RISK FACTORS” IN SNH’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE SNH’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN OR IMPLIED BY SNH’S FORWARD LOOKING STATEMENTS. SNH’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, SNH DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

SENIOR HOUSING PROPERTIES TRUST
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Revenues:
Rental income	$165,503	$158,863	$490,922	$460,193
Residents fees and services	98,480	96,412	292,803	271,061
Total revenues	263,983	255,275	783,725	731,254

Expenses:
Property operating expenses	103,347	96,927	298,776	276,313
Depreciation and amortization	72,344	70,016	214,938	186,234
General and administrative	12,107	10,316	34,931	32,563
Acquisition and certain other transaction related costs	824	742	1,443	6,517
Impairment of assets	4,578	(98)	16,930	(98)
Total expenses	193,200	177,903	567,018	501,529

Operating income	70,783	77,372	216,707	229,725

Dividend income	659	—	1,449	—
Interest and other income	89	57	330	274
Interest expense	(43,438)	(38,989)	(123,837)	(112,838)
Loss on early extinguishment of debt	(84)	(21)	(90)	(1,469)
Income from continuing operations before income tax expense and equity in earnings (losses) of an investee	28,009	38,419	94,559	115,692
Income tax expense	(119)	(146)	(318)	(385)
Equity in earnings (losses) of an investee	13	(24)	107	70
Income from continuing operations	27,903	38,249	94,348	115,377
Discontinued operations:
Loss from discontinued operations	—	—	—	(350)
Impairment of assets from discontinued operations	—	—	—	(602)
Income before gain on sale of properties	27,903	38,249	94,348	114,425
Gain on sale of properties	—	—	4,061	—
Net income	$27,903	$38,249	$98,409	$114,425

Weighted average shares outstanding (basic)	237,347	237,263	237,329	231,454
Weighted average shares outstanding (diluted)	237,396	237,293	237,369	231,486

Per common share amounts (basic and diluted):
Income from continuing operations	$0.12	$0.16	$0.41	$0.50
Loss from discontinued operations	—	—	—	(0.01)
Net income per share	$0.12	$0.16	$0.41	$0.49

SENIOR HOUSING PROPERTIES TRUST
CONSOLIDATED STATEMENTS OF FUNDS FROM OPERATIONS AND NORMALIZED FUNDS FROM OPERATIONS
(amounts in thousands, except per share data)
(unaudited)

Calculation of Funds from Operations (FFO) and Normalized FFO (1)(2):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net income	$27,903	$38,249	$98,409	$114,425
Depreciation and amortization expense	72,344	70,016	214,938	186,234
Gain on sale of properties	—	—	(4,061)	—
Impairment of assets from continuing operations	4,578	(98)	16,930	(98)
Impairment of assets from discontinued operations	—	—	—	602
FFO	104,825	108,167	326,216	301,163

Acquisition and certain other transaction related costs	824	742	1,443	6,517
Loss on early extinguishment of debt	84	21	90	1,469
Normalized FFO	$105,733	$108,930	$327,749	$309,149

Weighted average shares outstanding (basic)	237,347	237,263	237,329	231,454
Weighted average shares outstanding (diluted)	237,396	237,293	237,369	231,486

Net income per share (basic and diluted)	$0.12	$0.16	$0.41	$0.49
FFO per share (basic and diluted)	$0.44	$0.46	$1.37	$1.30
Normalized FFO per share (basic and diluted)	$0.45	$0.46	$1.38	$1.34
Distributions declared per share	$0.39	$0.39	$1.17	$1.17

(1)         SNH calculates FFO and Normalized FFO as shown above.  FFO is calculated on the basis defined by the National Association of Real Estate Investment Trusts, or NAREIT, which is net income, calculated in accordance with GAAP, excluding any gain or loss on sale of properties and impairment of real estate assets, plus real estate depreciation and amortization, as well as certain other adjustments currently not applicable to SNH.  SNH’s calculation of Normalized FFO differs from NAREIT’s definition of FFO because SNH includes business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of SNH’s core operating performance and the uncertainty as to whether any such business management incentive fees will ultimately be payable when all contingencies for determining any such fees are determined at the end of the calendar year, and SNH excludes acquisition and certain other transaction related costs such as legal and professional fees associated with SNH's acquisition and disposition activities and gains and losses on early extinguishment of debt, if any. SNH considers FFO and Normalized FFO to be appropriate supplemental measures of operating performance for a REIT, along with net income and operating income. SNH believes that FFO and Normalized FFO provide useful information to investors, because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of SNH's operating performance between periods and with other REITs.  FFO and Normalized FFO are among the factors considered by SNH’s Board of Trustees when determining the amount of distributions to its shareholders. Other factors include, but are not limited to, requirements to maintain SNH’s qualification for taxation as a REIT, limitations in SNH’s revolving credit facility and term loan agreements and SNH’s public debt covenants, the availability to SNH of debt and equity capital, SNH’s expectation of its future capital requirements and operating performance, and SNH’s expected needs and availability of cash to pay its obligations.  FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income or operating income as an indicator of SNH’s operating performance or as a measure of SNH’s liquidity. These measures should be considered in conjunction with net income and operating income as presented in SNH’s Condensed Consolidated Statements of Income. Other REITs and real estate companies may calculate FFO and Normalized FFO differently than SNH does.

(2)         Effective as of the quarter ended June 30, 2016, SNH changed its calculation of Normalized FFO to no longer include adjustments for estimated percentage rent.  Historically, when calculating Normalized FFO, SNH estimated an amount of percentage rental income for each of the first three quarters of the year and then, in the fourth quarter, excluded the amounts that had been included in the first three quarters.  In calculating net income in accordance with GAAP, SNH recognizes percentage rental income for the full year in the fourth quarter, which is when all contingencies are met and the income is earned.  Normalized FFO for historical periods has been restated to be comparable with the current period calculation.

SENIOR HOUSING PROPERTIES TRUST
CALCULATION AND RECONCILIATION OF NET OPERATING INCOME (NOI) AND CASH BASIS NOI
(amounts in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Calculation of NOI and Cash Basis NOI(1):
Revenues:
Rental income	$165,503	$158,863	$490,922	$460,193
Residents fees and services	98,480	96,412	292,803	271,061
Total revenues	263,983	255,275	783,725	731,254
Property operating expenses	(103,347)	(96,927)	(298,776)	(276,313)
Property net operating income (NOI):	160,636	158,348	484,949	454,941
Non-cash straight line rent adjustments	(4,292)	(5,040)	(13,598)	(13,739)
Lease value amortization	(1,236)	(1,084)	(3,795)	(3,461)
Lease termination fee amortization	—	(244)	(42)	(512)
Non-cash amortization included in property operating expenses(2)	(199)	(204)	(597)	(204)
Cash Basis NOI	$154,909	$151,776	$466,917	$437,025

Reconciliation of Cash Basis NOI to Net Income:
Cash Basis NOI	$154,909	$151,776	$466,917	$437,025
Non-cash straight line rent adjustments	4,292	5,040	13,598	13,739
Lease value amortization	1,236	1,084	3,795	3,461
Lease termination fee amortization	—	244	42	512
Non-cash amortization included in property operating expenses(2)	199	204	597	204
Property NOI	160,636	158,348	484,949	454,941
Depreciation and amortization expense	(72,344)	(70,016)	(214,938)	(186,234)
General and administrative expense	(12,107)	(10,316)	(34,931)	(32,563)
Acquisition and certain other transaction related costs	(824)	(742)	(1,443)	(6,517)
Impairment of assets	(4,578)	98	(16,930)	98
Operating income	70,783	77,372	216,707	229,725

Dividend income	659	—	1,449	—
Interest and other income	89	57	330	274
Interest expense	(43,438)	(38,989)	(123,837)	(112,838)
Loss on early extinguishment of debt	(84)	(21)	(90)	(1,469)
Income before income tax expense and equity in earnings (losses) of an investee	28,009	38,419	94,559	115,692
Income tax expense	(119)	(146)	(318)	(385)
Equity in earnings (losses) of an investee	13	(24)	107	70
Income from continuing operations	27,903	38,249	94,348	115,377
Discontinued operations
Loss from discontinued operations	—	—	—	(350)
Impairment of assets from discontinued operations	—	—	—	(602)
Income before gain on sale of properties	27,903	38,249	94,348	114,425
Gain on sale of properties	—	—	4,061	—
Net income	$27,903	$38,249	$98,409	$114,425

(1)         The calculations of NOI and Cash Basis NOI exclude certain components of net income in order to provide results that are more closely related to SNH’s property level results of operations. SNH calculates NOI and Cash Basis NOI as shown above.  SNH defines NOI as income from its real estate less its property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions because SNH records those amounts as depreciation and amortization.  SNH defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization, lease termination fee amortization, if any, and non-cash amortization included in property operating expenses. SNH considers NOI and Cash Basis NOI to be appropriate supplemental measures to net income because they may help both investors and management to understand the operations of SNH’s properties. SNH uses NOI and Cash Basis NOI internally to evaluate individual and company wide property level performance, and it believes that NOI and Cash Basis NOI provide useful information to investors regarding its results of operations because these measures reflect only those income and expense items that are generated and incurred at the property level and may facilitate comparisons of its operating performance between periods and with other REITs. NOI and Cash Basis NOI do not represent cash generated by operating activities in accordance with GAAP and should not be considered as an alternative to net income or operating income as an indicator of SNH’s operating performance or as a measure of SNH’s liquidity.  These measures should be considered in conjunction with net income and operating income as presented in SNH’s Condensed Consolidated Statements of Income. Other REITs and real estate companies may calculate NOI and Cash Basis NOI differently than SNH does.

(2)         SNH recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price SNH paid for its investment in RMR common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees, which are included in property operating expenses.

SENIOR HOUSING PROPERTIES TRUST
Calculation and Reconciliation of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI by Segment (1)
(dollars in thousands)
(unaudited)

	For the Three Months Ended September 30, 2016					For the Three Months Ended September 30, 2015
Calculation of NOI and Cash Basis NOI:	Triple Net Leased Senior Living Communities	Managed Senior Living Communities	MOBs	Non-Segment (2)	Total	Triple Net Leased Senior Living Communities	Managed Senior Living Communities	MOBs	Non-Segment (2)	Total
Rental income / residents fees and services	$66,520	$98,480	$94,404	$4,579	$263,983	$64,222	$96,412	$90,072	$4,569	$255,275
Property operating expenses	(47)	(74,763)	(28,537)	—	(103,347)	—	(71,983)	(24,944)	—	(96,927)
Property net operating income (NOI)	$66,473	$23,717	$65,867	$4,579	$160,636	$64,222	$24,429	$65,128	$4,569	$158,348
NOI change	3.5%	(2.9)%	1.1%	0.2%	1.4%

Property NOI	$66,473	$23,717	$65,867	$4,579	$160,636	$64,222	$24,429	$65,128	$4,569	$158,348
Less:
Non-cash straight line rent adjustments	865	—	3,290	137	4,292	1,373	—	3,530	138	5,041
Lease value amortization	—	—	1,181	55	1,236	—	—	1,029	55	1,084
Lease termination fee amortization	—	—	—	—	—	—	—	244	—	244
Non-cash amortization included in property operating expenses (3)	—	—	199	—	199	—	—	203	—	203
Cash Basis NOI	$65,608	$23,717	$61,197	$4,387	$154,909	$62,849	$24,429	$60,122	$4,376	$151,776
Cash Basis NOI change	4.4%	(2.9)%	1.8%	0.3%	2.1%

Reconciliation of NOI to Same Property NOI:
Property NOI	$66,473	$23,717	$65,867	$4,579	$160,636	$64,222	$24,429	$65,128	$4,569	$158,348
Less:
NOI not included in same property	2,435	(317)	2,146	—	4,264	981	(312)	993	—	1,662

Same property NOI (4)	$64,038	$24,034	$63,721	$4,579	$156,372	$63,241	$24,741	$64,135	$4,569	$156,686
Same property NOI change	1.3%	(2.9)%	(0.6)%	0.2%	(0.2)%

Reconciliation of Same Property NOI to Same Property Cash Basis NOI:
Same property NOI (4)	$64,038	$24,034	$63,721	$4,579	$156,372	$63,241	$24,741	$64,135	$4,569	$156,686
Less:
Non-cash straight line rent adjustments	948	—	3,033	137	4,118	1,339	—	3,594	138	5,071
Lease value amortization	—	—	1,118	55	1,173	—	—	968	55	1,023
Lease termination fee amortization	—	—	—	—	—	—	—	117	—	117
Non-cash amortization included in property operating expenses (3)	—	—	199	—	199	—	—	199	—	199
Same property cash basis NOI (4)	$63,090	$24,034	$59,371	$4,387	$150,882	$61,902	$24,741	$59,257	$4,376	$150,276
Same property cash basis NOI change	1.9%	(2.9)%	0.2%	0.3%	0.4%

(1) See above for the calculation of NOI and a reconciliation of that amount to net income determined in accordance with GAAP, and for a definition of NOI and Cash Basis NOI, a description of why management believes they are appropriate supplemental measures and a description of how management uses these measures.
(2) Includes the operating results of certain properties that offer wellness, fitness and spa services to members.
(3) SNH recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price SNH paid for its investment in RMR common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees, which are included in property operating expenses.
(4) Consists of properties owned continuously since July 1, 2015 and excludes properties classified as held for sale.

SENIOR HOUSING PROPERTIES TRUST
Calculation and Reconciliation of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI by Segment (1)
(dollars in thousands)
(unaudited)

	For the Nine Months Ended September 30, 2016					For the Nine Months Ended September 30, 2015
Calculation of NOI and Cash Basis NOI:	Triple Net Leased Senior Living Communities	Managed Senior Living Communities	MOBs	Non-Segment (2)	Total	Triple Net Leased Senior Living Communities	Managed Senior Living Communities	MOBs	Non-Segment (2)	Total
Rental income / residents fees and services	$198,269	$292,803	$278,964	$13,689	$783,725	$180,820	$271,061	$265,664	$13,709	$731,254
Property operating expenses	(833)	(218,582)	(79,361)	—	(298,776)	—	(204,178)	(72,135)	—	(276,313)
Property net operating income (NOI)	$197,436	$74,221	$199,603	$13,689	$484,949	$180,820	$66,883	$193,529	$13,709	$454,941
NOI change	9.2%	11.0%	3.1%	(0.1)%	6.6%

Property NOI	$197,436	$74,221	$199,603	$13,689	$484,949	$180,820	$66,883	$193,529	$13,709	$454,941
Less:
Non-cash straight line rent adjustments	3,184	—	10,002	412	13,598	2,675	—	10,651	412	13,738
Lease value amortization	—	—	3,629	166	3,795	—	—	3,296	166	3,462
Lease termination fee amortization	—	—	42	—	42	—	—	512	—	512
Non-cash amortization included in property operating expenses (3)	—	—	597	—	597	—	—	203	—	203
Cash Basis NOI	$194,252	$74,221	$185,333	$13,111	$466,917	$178,145	$66,883	$178,867	$13,131	$437,026
Cash Basis NOI change	9.0%	11.0%	3.6%	(0.2)%	6.8%

Reconciliation of NOI to Same Property NOI:
Property NOI	$197,436	$74,221	$199,603	$13,689	$484,949	$180,820	$66,883	$193,529	$13,709	$454,941
Less:
NOI not included in same property	30,382	11,572	31,065	—	73,019	15,752	5,874	26,181	—	47,807

Same property NOI (4)	$167,054	$62,649	$168,538	$13,689	$411,930	$165,068	$61,009	$167,348	$13,709	$407,134
Same property NOI change	1.2%	2.7%	0.7%	(0.1)%	1.2%

Reconciliation of Same Property NOI to Same Property Cash Basis NOI:
Same property NOI (4)	$167,054	$62,649	$168,538	$13,689	$411,930	$165,068	$61,009	$167,348	$13,709	$407,134
Less:
Non-cash straight line rent adjustments	275	—	7,855	412	8,542	748	—	8,867	412	10,027
Lease value amortization	—	—	3,339	166	3,505	—	—	3,134	166	3,300
Lease termination fee amortization	—	—	—	—	—	—	—	153	—	153
Non-cash amortization included in property operating expenses (3)	—	—	519	—	519	—	—	176	—	176
Same property cash basis NOI (4)	$166,779	$62,649	$156,825	$13,111	$399,364	$164,320	$61,009	$155,018	$13,131	$393,478
Same property cash basis NOI change	1.5%	2.7%	1.2%	(0.2)%	1.5%

(1) See above for the calculation of NOI and a reconciliation of that amount to net income determined in accordance with GAAP, and for a definition of NOI and Cash Basis NOI, a description of why management believes they are appropriate supplemental measures and a description of how management uses these measures. Excludes properties classified in discontinued operations.
(2) Includes the operating results of certain properties that offer wellness, fitness and spa services to members.
(3) SNH recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price SNH paid for its investment in RMR common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees, which are included in property operating expenses.
(4) Consists of properties owned continuously since January 1, 2015 and excludes properties classified as held for sale.

SENIOR HOUSING PROPERTIES TRUST
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands)
(unaudited)

Balance Sheet:

	September 30, 2016	December 31, 2015
ASSETS
Real estate properties	$7,667,919	$7,456,940
Accumulated depreciation	(1,280,778)	(1,147,540)
	6,387,141	6,309,400
Cash and cash equivalents	40,773	37,656
Restricted cash	6,325	6,155
Acquired real estate leases and other intangible assets, net	532,205	604,286
Other assets, net	263,654	202,593
Total assets	$7,230,098	$7,160,090

LIABILITIES AND SHAREHOLDERS’ EQUITY
Unsecured revolving credit facility	$215,000	$775,000
Unsecured term loans, net	546,869	546,305
Senior unsecured notes, net	1,722,032	1,478,536
Secured debt and capital leases, net	1,168,827	679,295
Accrued interest	33,130	16,974
Assumed real estate lease obligations, net	109,164	115,363
Other liabilities	196,108	188,857
Total liabilities	3,991,130	3,800,330

Total shareholders’ equity	3,238,968	3,359,760
Total liabilities and shareholders’ equity	$7,230,098	$7,160,090

(END)